UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2019

CHINA FOODS HOLDINGS LTD.

 (Exact name of registrant as specified in its charter)

Delaware	1-32522	84-1735478
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Everbright Center, Suite 3102 108 Gloucester Road Wanchai, Hong Kong	0000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(852) 3618-8608

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

On May 13, 2019, the Board of Directors (the “Board”) of China Foods Holdings Ltd.  (the “Company”) approved the change of the Company’s independent registered public accounting firm, from Lo and Kwong C.P.A. Company Limited (“Lo and Kwong”) to Lo and Kwong C.P.A. & Co. (“LK & Co.”). This change is effective May 13, 2019.

On May 13, 2019, Lo and Kwong provided notice that its license to audit U.S. public companies regulated by Public Company Accounting Oversight Board has succeeded to LK & Co. to continue their services as our company’s independent registered public accounting firm. The principal and staff of LK & Co. are the same principal and staff who were engaged on the audit of the Company while at Lo and Kwong.

The reports of Lo and Kwong on our company’s financial statements as of and for the fiscal years ended December 31, 2018 and December 31, 2017 contained no: (i) adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about our company’s ability to continue as a going concern; and (ii) no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K)

Through the interim periods (subsequent to our year ended September 30, 2018) to May 13, 2019 (the date of change in accountants), there have been no disagreements with Lo and Kwong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lo and Kwong, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

On May 13, 2019, the Company provided Lo and Kwong with a copy of this Form 8-K and requested that Lo and Kwong provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Lo and Kwong’s letter, dated May 13, 2019, is filed as Exhibit 16.1 to this Form 8-K.

On May 13, 2019, LK & Co. became our new independent registered public accounting firm due to succession of the license to audit U.S. public company regulated by Public Company Accounting Oversight Board from Lo and Kwong. During the two most recent fiscal years and through May 13, 2019, our company had not consulted with LK & Co. regarding any of the following:

(i)

The application of accounting principles to a specific transaction, either completed or proposed;

(ii)

The type of audit opinion that might be rendered on our company’s financial statements, and none of the following was provided to our company: (a) a written report, or (b) oral advice from LK & Co. which concluded was an important factor considered by our company in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)

Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2019, the Company appointed Kong Xiao Jun and Liu Yang as directors of the Company. Also on May 13, 2019, the Company appointed Kong Xiao Jun as its Chief Executive Officer and Chief Financial Officer.  With the merger of Trafalgar Resources, Inc. with and into the Company, the Company’s initial director and President, Yunsi Liu, will remain a director and President.

Kong Xiao Jun

On May 13, 2019, the Company’s board of directors appointed Mr. Kong Xiao Jun, age 46, as its Chief Executive Officer, Chief Financial Officer, and as director to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal.

Mr. Kong currently serves as the Chief Executive Officer of Guangdong HY Capital Management CO., LTD and has served in that role since 2011.  Previously, Mr. Kong was the Executive Director of the Asia Aluminum Group from 2007 through 2011.  Mr. Kong has experience in leading large-scale M&A and investment projects in different industries such as agriculture, film and media, and cultural tourism.

Mr. Kong holds a bachelor degree in accounting from Southwestern University of Finance and Economics in Chengdu, Sichuan, China. He is also qualified as Chinese Certified Public Accountant, Certified Tax Agent, US Chartered Financial Analyst, and Fellow of the Institute of Financial Accountants UK.

The Board of Directors appointed Mr. Kong in recognition of the importance of his abilities to assist the Company in expanding its business and the contributions he can make to its strategic direction.

The Company has not entered into any compensation arrangements with Mr. Kong.

Liu Yang

On May 13, 2019, the Company’s board of directors appointed Ms. Liu Yang, age 33, as a director to hold office until the next annual meeting of shareholders and until her successor is duly elected and qualified or until her resignation or removal.

Ms. Liu currently serves as the Investment Director of Guangdong HY Capital Management CO., LTD and has served in that role since 2015.   Ms. Liu has experience in M&A and investment projects in different industries such as consumer goods, agriculture, cultural tourism, and education.

Ms. Liu holds a bachelor degree in Economics from Southern China University of Technology in Guangzhou, Guangdong, China.

The Board of Directors appointed Ms. Liu as one of its directors in recognition of her abilities to assist the Company in expanding its business and the contributions she can make to its strategic direction.

The Company has not entered into any compensation arrangements with Ms. Liu.

Yunsi Liu

On January 15, 2019, prior to the Merger, the Company’s board of directors appointed Ms. Yunsi Liu, age 31, as its President, and as director to hold office until the next annual meeting of shareholders and until her successor is duly elected and qualified or until her resignation or removal.

Ms. Liu currently serves as the General Manager of Dray Alliance (a venture-backed, technology startup in the trucking industry) and has served in that role since 2019; concurrently, she is the Managing Partner of Craft and Swan, LLC. Previously, Ms. Liu served in executive capacities for various startups in the Southern California region.  Ms. Liu has experience in finance, management, and operations.

Ms. Liu graduated from the University of Pennsylvania with a Bachelor of Science in Economics degree from the Wharton School, and a Bachelor of Arts in Philosophy degree from the College of Arts and Sciences.

The Board of Directors appointed Ms. Liu in recognition of the importance of her abilities to assist the Company in expanding its business and the contributions she can make to its strategic direction.

The Company has not entered into any compensation arrangements with Ms. Liu.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter of Lo and Kwong C.P.A. Company Limited, dated May 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Foods Holdings Ltd.
Date: May 17, 2019	By: /s/ Kong Xiao Jun
Kong Xiao Jun Chief Executive Officer